Exhibit 2

                          AGREEMENT AND PLAN OF MERGER


THIS AGREEMENT AND PLAN OF MERGER is made as of the 23rd day of July, 2003

AMONG:

         I-INCUBATOR.COM, INC., a corporation formed pursuant to the laws of the State of Florida and having an office for business located at 101 First Street, Suite 493, Los Altos, California 94022

         ("I-Incubator")

AND:

         AMERICAN AUTOMOTIVE GROUP ACQUISITION CORP., a body corporate formed pursuant to the laws of the State of California and a wholly owned subsidiary of I-Incubator

         (the "Acquirer")

AND:

         AMERICAN AUTOMOTIVE GROUP, INC, a body corporate formed pursuant to the laws of the State of California and having an office for business located at 7700 Irvine Center Drive, Suite 800, Irvine, California 92618


     ("American Automotive")



AND:


         The American Automotive shareholders on the attached signature page

         (the "American Automotive Shareholders")

WHEREAS:

A. American Automotive is a California corporation engaged in the business of selling new and used automobiles to the general public;

B. The American Automotive Shareholders own 68,350,000 shares of common stock of American Automotive, such shares represent 100% of the presently issued and outstanding shares of American Automotive ("American Automotive Shares");

C. I-Incubator is a reporting company whose common stock is quoted on the pink sheets and is in the business of providing software, engineering, and expert consulting services;

D. The respective Boards of Directors of I-Incubator, American Automotive and the Acquirer deem it advisable and in the best interests of I-Incubator, American Automotive and the Acquirer that the Acquirer merge with and into
American Automotive (the "Merger") pursuant to this Agreement and the Certificate of Merger, and the applicable provisions of the laws of the State of Delaware; and

E. It is intended that the Merger shall qualify for United States federal income tax purposes as a reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE 1
                         DEFINITIONS AND INTERPRETATION

Definitions

1.1      In this Agreement the following terms will have the following meanings:

         (a) "Acquisition Shares" means the 68,350,000 I-Incubator Common Shares to be issued to the American Automotive Shareholders;

         (b)      "Agreement"  means  this  agreement  and plan of merger  among
                  I-Incubator,   the  Acquirer,  American  Automotive,  and  the
                  American Automotive Shareholders;

         (c) "I-Incubator Accounts Payable and Liabilities" means all accounts payable and liabilities of I-Incubator, on a consolidated basis, due and owing or otherwise constituting a binding obligation of I-Incubator and its subsidiaries (other than a I-Incubator Material Contract) as of May 31, 2003 as set forth on Schedule "B" hereto;

         (d) "I-Incubator Accounts Receivable" means all accounts receivable and other debts owing to I-Incubator, on a consolidated basis, as of May 31, 2003 as set forth on Schedule "C";

         (e) "I-Incubator Assets" means the undertaking and all the property and assets of the I-Incubator Business of every kind and description wheresoever situated including, without limitation, I-Incubator Equipment, I-Incubator Inventory, I-Incubator Material Contracts, I-Incubator Accounts Receivable, I-Incubator Cash, I-Incubator Intangible Assets and I-Incubator Goodwill, and all credit cards, charge cards and banking cards issued to I-Incubator as of May 31, 2003 as set forth on Schedule "D";

         (f) "I-Incubator Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of I-Incubator and its subsidiaries or relating to the I-Incubator Business as set forth in Schedule "E" hereto;

         (g) "I-Incubator Business" means all aspects of any business conducted by I-Incubator and its subsidiaries;

         (h) "I-Incubator Cash" means all cash on hand or on deposit to the credit of I-Incubator and its subsidiaries on the Closing Date;

         (i) "I-Incubator Common Shares" means the shares of common stock in the capital of I-Incubator;

         (j) "I-Incubator Debt to Related Parties" means the debts owed by I-Incubator and its subsidiaries to any affiliate, director or officer of I-Incubator as described in Schedule "F" hereto;

         (k)      "I-Incubator   Equipment"  means  all  machinery,   equipment,
                  furniture, and furnishings used in the I-Incubator Business as of May 31, 2003, as set forth on Schedule "G";

         (l) "I-Incubator Financial Statements" means, collectively, the audited consolidated financial statements of I-Incubator for the fiscal year ended December 31, 2001, and the unaudited financial statement for the period ending September 31, 2002;

         (m) "I-Incubator Goodwill" means the goodwill of the I-Incubator Business including the right to all corporate, operating and trade names associated with the I-Incubator Business, or any variations of such names as part of or in connection with the I-Incubator Business, all books and records and other information relating to the I-Incubator Business, all necessary licenses and authorizations and any other rights used in connection with the I-Incubator Business as of May 31, 2003, as set forth on Schedule "H";

         (n) "I-Incubator Insurance Policies" means the public liability insurance and insurance against loss or damage to the I-Incubator Assets and the I-Incubator Business as described in Schedule "I" hereto;

         (o) "I-Incubator Intangible Assets" means all of the intangible assets of I-Incubator and its subsidiaries, including, without limitation, I-Incubator Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of I-Incubator and its subsidiaries as of May 31, 2003, as set forth on Schedule "J";

         (p) "I-Incubator Inventory" means all inventory and supplies of the I-Incubator Business as of May 31, 2003, as set forth on Schedule "K";

         (q) "I-Incubator Material Contracts" means the burden and benefit of and the right, title and interest of I-Incubator and its subsidiaries in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which I-Incubator or its subsidiaries are entitled whereunder I-Incubator or its subsidiaries are obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts listed in Schedule "L" hereto;

         (r) "Closing" means the completion, on the Closing Date, of the transactions contemplated hereby in accordance with Article 9 hereof;

         (s) "Closing Date" means the day on which all conditions precedent to the completion of the transaction as contemplated hereby have been satisfied or waived;

         (t) "Effective Time" means the date of the filing of an appropriate Certificate of Merger in the form required by the State of California, which certificate shall provide that the Merger shall become effective upon such filing;

         (u) "Merger" means the merger, at the Effective Time, of American Automotive and the Acquirer pursuant to this Agreement and Plan of Merger;

         (v)      "Merger Consideration" means the Acquisition Shares;

         (w) "Place of Closing" means the offices of Sichenzia Ross Friedman Ference LLP, or such other place as I-Incubator and American Automotive may mutually agree upon;

         (x) "State Corporation Law" means the Corporation Code of the State of California;

         (y) "Surviving Company" means American Automotive following the merger with the Acquirer;

         (z) "American Automotive Accounts Payable and Liabilities" means all accounts payable and liabilities of American Automotive, due and owing or otherwise constituting a binding obligation of American Automotive (other than a American Automotive Material Contract) as of May 31, 2003 as set forth on Schedule "M";

         (aa) "American Automotive Accounts Receivable" means all accounts receivable and other debts owing to American Automotive as of May 31, 2003 as set forth on Schedule "N";

         (bb) "American Automotive Assets" means the undertaking and all the property and assets of the American Automotive Business of every kind and description wheresoever situated including, without limitation, American Automotive Equipment, American Automotive Inventory, American Automotive Material Contracts, American Automotive Accounts Receivable, American Automotive Cash, American Automotive Intangible Assets and American Automotive Goodwill, and all credit cards, charge cards and banking cards issued to American Automotive as of May 31, 2003 as set forth on Schedule "O";

         (cc) "American Automotive Bank Accounts" means all of the bank accounts, lock boxes and safety deposit boxes of American Automotive or relating to the American Automotive Business as set forth on Schedule "P";

         (dd) "American Automotive Business" means all aspects of the business conducted by American Automotive;

         (ee) "American Automotive Cash" means all cash on hand or on deposit to the credit of American Automotive on the Closing Date;

         (ff) "American Automotive Debt to Related Parties" means the debts owed by American Automotive and its subsidiaries to the American Automotive Shareholders or to any family member thereof, or to any affiliate, director or officer of American Automotive or the American Automotive Shareholders as of May 31, 2003 as set forth on Schedule "Q";

         (gg) "American Automotive Equipment" means all machinery, equipment, furniture, and furnishings used in the American
                  Automotive Business as of May 31, 2003 as set forth on Schedule "R";

         (hh) "American Automotive Financial Statements" means collectively, the consolidated financial statements of American Automotive for the fiscal year ended December 31, 2002 and the quarter ending March 31, 2003;

         (ii) "American Automotive Goodwill" means the goodwill of the American Automotive Business together with the exclusive right of I-Incubator to represent itself as carrying on the American Automotive Business in succession of American Automotive subject to the terms hereof, and the right to use any words indicating that the American Automotive Business is so carried on including the right to use the name "American Automotive" or "American Automotive Group" or any variation thereof as part of the name of or in connection with the American Automotive Business or any part thereof carried on or to be carried on by American Automotive, the right to all corporate, operating and trade names associated with the American Automotive Business, or any variations of such names as part of or in connection with the American Automotive Business, all telephone listings and telephone advertising contracts, all lists of customers, books and records and other information relating to the American Automotive Business, all necessary licenses and authorizations and any other rights used in connection with the American Automotive Business as of May 31, 2003 as set forth on Schedule "S";

         (jj) "American Automotive Insurance Policies" means the public liability insurance and insurance against loss or damage to American Automotive Assets and the American Automotive Business as described in Schedule "T" hereto;

         (kk) "American Automotive Intangible Assets" means all of the intangible assets of American Automotive, including, without limitation, American Automotive Goodwill, all trademarks, logos, copyrights, designs, and other intellectual and industrial property of American Automotive and its subsidiaries as of May 31, 2003 as set forth on Schedule "U";

         (ll)     "American  Automotive   Inventory"  means  all  inventory  and
                  supplies of the American Automotive Business as of May 31, 2003 as set forth on Schedule "V";

         (mm) "American Automotive Material Contracts" means the burden and benefit of and the right, title and interest of American Automotive in, to and under all trade and non-trade contracts, engagements or commitments, whether written or oral, to which American Automotive is entitled in connection with the American Automotive Business whereunder American Automotive is obligated to pay or entitled to receive the sum of $10,000 or more including, without limitation, any pension plans, profit sharing plans, bonus plans, loan agreements, security agreements, indemnities and guarantees, any agreements with employees, lessees, licensees, managers, accountants, suppliers, agents, distributors, officers, directors, attorneys or others which cannot be terminated without liability on not more than one month's notice, and those contracts as set forth on Schedule "W"; and

         (nn) "American Automotive Shares" means all of the issued and outstanding shares of American Automotive's equity stock.

Any other terms defined within the text of this Agreement will have the meanings so ascribed to them.

Captions and Section Numbers

1.2 The headings and section references in this Agreement are for convenience of reference only and do not form a part of this Agreement and are not intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision thereof.

Section References and Schedules

1.3 Any reference to a particular "Article", "section", "paragraph", "clause" or other subdivision is to the particular Article, section, clause or other subdivision of this Agreement and any reference to a Schedule by letter will mean the appropriate Schedule attached to this Agreement and by such reference the appropriate Schedule is incorporated into and made part of this Agreement. The Schedules to this Agreement are as follows:




Information concerning I-Incubator

         Schedule "A"        I-Incubator Pending Litigation
         Schedule "B"        I-Incubator Accounts Payable and Liabilities
         Schedule "C"        I-Incubator Accounts Receivable
         Schedule "D"        I-Incubator Assets
         Schedule "E"        I-Incubator Bank Accounts
         Schedule "F"        I-Incubator Debts to Related Parties
         Schedule "G"        I-Incubator Equipment
         Schedule "H"        I-Incubator Goodwill
         Schedule "I"        I-Incubator Insurance Policies
         Schedule "J"        I-Incubator Intangible Assets
         Schedule "K"        I-Incubator Inventory
         Schedule "L"        I-Incubator Material Contracts
         Schedule "X"        I-Incubator Adverse Effects
         Schedule "Y"        I-Incubator Payments to Officers, Directors,
                               Shareholders, or Employees
         Schedule "Z"        I-Incubator Pension Plans
         Schedule "AA"       I-Incubator Material Contract Defaults

Information concerning American Automotive

         Schedule "M"       American Automotive Accounts Payable and Liabilities
         Schedule "N"       American Automotive Accounts Receivable
         Schedule "O"       American Automotive Assets
         Schedule "P"       American Automotive Bank Accounts
         Schedule "Q"       American Automotive Debts to Related Parties
         Schedule "R"       American Automotive Equipment
         Schedule "S"       American Automotive Goodwill
         Schedule "T"       American Automotive Insurance Policies
         Schedule "U"       American Automotive Intangible Assets
         Schedule "V"       American Automotive Inventory
         Schedule "W"       American Automotive Material Contracts

Severability of Clauses

1.4 If any part of this Agreement is declared or held to be invalid for any reason, such invalidity will not affect the validity of the remainder which will continue in full force and effect and be construed as if this Agreement had been executed without the invalid portion, and it is hereby declared the intention of the parties that this Agreement would have been executed without reference to any portion which may, for any reason, be hereafter declared or held to be invalid.

                                    ARTICLE 2
                                   THE MERGER

The Merger

2.1 At Closing, the Acquirer shall be merged with and into American Automotive pursuant to this Agreement and Plan of Merger and the separate corporate existence of the Acquirer shall cease and American Automotive, as it exists from and after the Closing, shall be the Surviving Company.

Effect of the Merger

2.2 The Merger shall have the effect provided therefor by the State Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at Closing (i) all the rights, privileges, immunities, powers and franchises, of a public as well as of a private nature, and all property, real, personal and mixed, and all debts due on whatever account, including without limitation subscriptions to shares, and all other choices in action, and all and every other interest of or belonging to or due to American Automotive or the Acquirer, as a group, subject to the terms hereof, shall be taken and deemed to be transferred to, and vested in, the Surviving Company without further act or deed; and all property, rights and privileges, immunities, powers and franchises and all and every other interest shall be thereafter as effectually the property of the Surviving Company, as they were of American Automotive and the Acquirer, as a group, and (ii) all debts, liabilities, duties and obligations of American Automotive and the Acquirer, as a group, subject to the terms hereof, shall become the debts, liabilities and duties of the Surviving Company and the Surviving Company shall thenceforth be responsible and liable for all debts, liabilities, duties and obligations of American Automotive and the Acquirer, as a group, and neither the rights of creditors nor any liens upon the property of American Automotive or the Acquirer, as a group, shall be impaired by the Merger, and may be enforced against the Surviving Company.

Certificate of Incorporation; Bylaws; Directors and Officers

2.3 The Certificate of Incorporation of the Surviving Company from and after the Closing shall be the Certificate of Incorporation of American Automotive until thereafter amended in accordance with the provisions therein and as provided by the applicable provisions of the State

Corporation Law. The Bylaws of the Surviving Company from and after the Closing shall be the Bylaws of American Automotive as in effect immediately prior to the Closing, continuing until thereafter amended in accordance with their terms, the Certificate of Incorporation of the Surviving Company and as provided by the State Corporation Law. The Directors and Officers of American Automotive at the Effective Time shall continue to be the Directors and Officers of American Automotive.

Conversion of Securities

2.4 At the Effective Time, by virtue of the Merger and without any action on the part of the Acquirer, American Automotive or the American Automotive Shareholders, the shares of capital stock of each of American Automotive and the Acquirer shall be converted as follows:

         (a) Capital Stock of the Acquirer. Each issued and outstanding share of the Acquirer's capital stock shall continue to be issued and outstanding and shall be converted into one share of validly issued, fully paid, and non-assessable common stock of the Surviving Company. Each stock certificate of the Acquirer evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Company.

         (b) Conversion of American Automotive Shares. Each American Automotive Share that is issued and outstanding at the
                  Effective Time shall automatically be cancelled and extinguished and converted, without any action on the part of the holder thereof, into the right to receive at the time and in the amounts described in this Agreement an amount of Acquisition Shares equal to the number of Acquisition Shares divided by the number of American Automotive Shares outstanding immediately prior to Closing. The Acquisition Shares will represent approximately 68.4% of approximately 100,000,000 shares issued and outstanding. All such American Automotive Shares, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Acquisition Shares paid in consideration therefor upon the surrender of such certificate in accordance with this Agreement.

Adherence with Applicable Securities Laws

2.5 The American Automotive Shareholders agree that they are acquiring the Acquisition Shares for investment purposes and will not offer, sell or otherwise transfer, pledge or hypothecate any of the Acquisition Shares issued to them (other than pursuant to an effective Registration Statement under the Securities Act of 1933, as amended) directly or indirectly unless:

         (a)      the sale is to I-Incubator;

         (b) the sale is made pursuant to the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144 thereunder; or

         (c) the Acquisition Shares are sold in a transaction that does not require registration under the Securities Act of 1933, as amended, or any applicable United States state laws and regulations governing the offer and sale of securities, and the vendor has furnished to I-Incubator an opinion of counsel to that effect or such other written opinion as may be reasonably required by I-Incubator.

         The American Automotive Shareholders acknowledge that the certificates representing the Acquisition Shares shall bear the following legend:

                  NO SALE, OFFER TO SELL, OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE FEDERAL SECURITIES ACT OF 1933, AS
                  AMENDED, IN RESPECT OF SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SAID ACT IS THEN IN FACT APPLICABLE TO SAID SHARES.



                                    ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES
                                 OF I-INCUBATOR

Representations and Warranties

3.1 I-Incubator represents and warrants in all material respects to American Automotive, with the intent that American Automotive will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

I-Incubator - Corporate Status and Capacity

         (a) Incorporation. I-Incubator is a corporation duly incorporated and validly subsisting under the laws of the State of Florida, and is in good standing with the office of the Secretary of State for the State of Florida;

         (b) Carrying on Business. I-Incubator does not currently conduct businessand does not carry on any other material business activity in any other jurisdictions. I-Incubator is duly authorized to carry on such business in Florida. The nature of the I-Incubator Business does not require I-Incubator to register or otherwise be qualified to carry on business in any other jurisdictions;

         (c) Corporate Capacity. I-Incubator has the corporate power, capacity and authority to own the I-Incubator Assets and to enter into and complete this Agreement;

         (d) Reporting Status; Listing. I-Incubator is required to file current reports with the Securities and Exchange Commission pursuant to section 12(g) of the Securities Exchange Act of 1934, the I-Incubator Common Shares are quoted on the Pink Sheets and all reports required to be filed by I-Incubator with the Securities and Exchange Commission or NASD have been timely filed with the exception for the following:

                  i.       Form 10KSB for the period ending December 31, 2002;
                  ii.      Form 10QSB for the period ending March 31, 2003;
                  iii.     Form 8-K regarding a change in accountants; and
                  iv.      Form  8-K/A  regarding   Planet  Intra  and  Flypaper
                           acquisitions (respond to SEC comments).

Acquirer - Corporate Status and Capacity

         (e) Incorporation. The Acquirer is a corporation duly incorporated and validly subsisting under the laws of the State of California, and is in good standing with the office of the Secretary of State for the State of California;

         (f)      Carrying  on  Business.  Other than  corporate  formation  and
                  organization,   the  Acquirer  has  not  carried  on  business
                  activities to date.

         (g) Corporate Capacity. The Acquirer has the corporate power, capacity and authority to enter into and complete this Agreement;

I-Incubator - Capitalization

         (h) Authorized Capital. The authorized capital of I-Incubator consists of 100,000,000 I-Incubator Common Shares, $0.0001 par value and 10,000,000 shares of preferred stock. $0.001 par value, of which 11,650,000 I-Incubator Common Shares, and 0 shares of Preferred Stock are presently issued and outstanding;

         (i) No Option. Except as disclosed on the attached schedules, no person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of I-Incubator Common Shares or for the purchase, subscription or issuance of any of the unissued shares in the capital of I-Incubator;

         (j) Capacity. I-Incubator has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

Acquirer Capitalization

         (k) Authorized Capital. The authorized capital of the Acquirer consists of 200 shares of common stock, $0.001 par value, of which one share of common stock is presently issued and outstanding;

         (l) No Option. No person, firm or corporation has any agreement or option or any right capable of becoming an agreement or option for the acquisition of any common or preferred shares in Acquirer or for the purchase, subscription or issuance of any of the unissued shares in the capital of Acquirer;

         (m) Capacity. The Acquirer has the full right, power and authority to enter into this Agreement on the terms and conditions contained herein;

I-Incubator - Records and Financial Statements

         (n) Charter Documents. The charter documents of I-Incubator and the Acquirer have not been altered since the incorporation of each, respectively, except as filed in the record books of I-Incubator or the Acquirer, as the case may be;

         (o) Corporate Minute Books. The corporate minute books of I-Incubator and its subsidiaries are complete, or will be complete by Closing, and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by I-Incubator and its subsidiaries which required director or shareholder approval are reflected on the corporate minute books of I-Incubator and its subsidiaries. I-Incubator and its subsidiaries are not in violation or breach of, or in default with respect to, any term of their respective Certificates of Incorporation (or other charter documents) or by-laws.

         (p) I-Incubator Financial Statements. The I-Incubator Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of I-Incubator, on a consolidated basis, as of the respective dates thereof, and the sales and earnings of the I-Incubator Business during the periods covered thereby, in all material respects and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

         (q) Internal Accounting Controls. I-Incubator and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no disagreements of any kind presently existing, or reasonably anticipated by I-Incubator to arise, between the accountants and lawyers formerly or presently employed by I-Incubator, which could reasonably be expected to delay the transactions contemplated hereby, including the filing of Form 8-K following the Effective Date, and I-Incubator will be current with respect to any fees owed to its accountants and lawyers upon Closing. I-Incubator has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for I-Incubator and designed such disclosure controls and procedures to ensure that material information relating to I-Incubator, including its subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which I-Incubator's Form 10-K (or 10-KSB) or 10-Q (or
                  10-QSB),   as  the  case  may  be,  is  being  prepared.   The
                  I-Incubator's certifying officers have evaluated the effectiveness of I-Incubator's controls and procedures as of a date within 90 days prior to the filing date of the Form 10-QSB for the quarter ended June 30, 2002 (such date, the "Evaluation Date"). I-Incubator presented in the Form 10-QSB for the quarter ended June 30, 2002 the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in I-Incubator's internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to I-Incubator's knowledge, in other factors that could significantly affect the I-Incubator's internal controls.

         (r) I-Incubator Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of I-Incubator or its subsidiaries which are not disclosed in Schedule "B" hereto or reflected in the I-Incubator Financial Statements except those incurred in the ordinary course of business since the date of the said schedule and the I-Incubator Financial Statements, and neither I-Incubator nor its subsidiaries have guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of I-Incubator and its subsidiaries as of May 31, 2003 are described in Schedule "B" hereto;

         (s) I-Incubator Accounts Receivable. All the I-Incubator Accounts Receivable, as set forth on Schedule "C" hereto, result from bona fide business transactions and services actually rendered without, to the knowledge and belief of I-Incubator, any claim by the obligor for set-off or counterclaim;

         (t)      I-Incubator  Bank  Accounts.   All  of  the  I-Incubator  Bank
                  Accounts,   their   location,   numbers  and  the   authorized
                  signatories thereto are as set forth in Schedule "E" hereto;

         (u) No Debt to Related Parties. Except as disclosed in Schedule "F" hereto, neither I-Incubator nor its subsidiaries are, and on Closing will not be, materially indebted to any affiliate, director or officer of I-Incubator except accounts payable on account of bona fide business transactions of I-Incubator incurred in normal course of the I-Incubator Business, including employment agreements, none of which are more than 30 days in arrears;

         (v) No Related Party Debt to I-Incubator. No director or officer or affiliate of I-Incubator is now indebted to or under any financial obligation to I-Incubator or its subsidiaries on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

         (w) No Dividends. No dividends or other distributions on any shares in the capital of I-Incubator have been made, declared or authorized since the date of I-Incubator Financial Statements;

         (x) No Payments. Except as set forth on Schedule "Y" hereto, no payments of any kind have been made or authorized since the date of the I-Incubator Financial Statements to or on behalf of officers, directors, shareholders or employees of I-Incubator or its subsidiaries or under any management agreements with I-Incubator or its subsidiaries, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

         (y) Pension Plans. Except as set forth on Schedule "Z" hereto, there are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting I-Incubator or its subsidiaries;

         (z) No Adverse Events. Except as set forth on Schedule "X" hereto, since the date of the I-Incubator Financial Statements,

         (i)      there  has  not  been  any  material  adverse  change  in  the financial position or condition of I-Incubator, its subsidiaries, its liabilities or the I-Incubator Assets or any damage, loss or other change in circumstances materially affecting I-Incubator, the I-Incubator Business or the I-Incubator Assets or I-Incubator' right to carry on the I-Incubator Business, other than changes in the ordinary course of business,

         (ii)     there  has not been  any  damage,  destruction,  loss or other event (whether or not covered by insurance) materially and adversely affecting I-Incubator, its subsidiaries, the I-Incubator Business or the I-Incubator Assets,

         (iii) there has not been any material increase in the compensation payable or to become payable by I-Incubator to any of I-Incubator' officers, employees or agents or any bonus, payment or arrangement made to or with any of them,


         (iv) I-Incubator has not waived or surrendered any right of material value,

         (v) Neither I-Incubator nor its subsidiaries have discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

         (vi) no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made.

I-Incubator - Income Tax Matters

         (aa) Tax Returns. Except for fiscal year 2002, all tax returns and reports of I-Incubator and its subsidiaries required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by I-Incubator and its subsidiaries or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

         (bb) Current Taxes. Except for fiscal year 2002, adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by I-Incubator or its subsidiaries. I-Incubator is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

I-Incubator - Securities and Exchange Commission Filings

         (cc) SEC Reports. Except as set forth in Section 3.1(d) herein, I-Incubator has timely filed all SEC Reports with the Commission under the Exchange Act. The SEC Reports, at the time filed, complied as to form in all material respects with the requirements of the Exchange Act. None of the SEC Reports, including without limitation any financial statements or schedules included therein, contains any untrue statements of a material fact or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. SEC Reports means all forms, reports and documents filed and required to be filed by I-Incubator with the Securities and Exchange Commission under the 1934 Securities Exchange Act.

I-Incubator - Applicable Laws and Legal Matters

         (dd) Licenses. I-Incubator and its subsidiaries hold all licenses and permits as may be requisite for carrying on the I-Incubator Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the I-Incubator Business;

         (ee) Applicable Laws. Neither I-Incubator nor its subsidiaries have been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which they are subject or which apply to them the violation of which would have a material adverse effect on the I-Incubator Business, and to I-Incubator' knowledge, neither I-Incubator nor its subsidiaries are in breach of any laws, ordinances, statutes, regulations, bylaws, orders or decrees the contravention of which would result in a material adverse impact on the I-Incubator Business;

         (ff) Pending or Threatened Litigation. Except as set forth on Schedule "A" hereto, there is no material litigation or administrative or governmental proceeding pending or threatened against or relating to I-Incubator, its subsidiaries, the I-Incubator Business, or any of the I-Incubator Assets nor does I-Incubator have any knowledge of any deliberate act or omission of I-Incubator or its subsidiaries that would form any material basis for any such action or proceeding;

         (gg) No Bankruptcy. Neither I-Incubator nor its subsidiaries have made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against I-Incubator or its subsidiaries and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of I-Incubator or its subsidiaries;

         (hh) Labor Matters. Neither I-Incubator nor its subsidiaries are party to any collective agreement relating to the I-Incubator Business with any labor union or other association of employees and no part of the I-Incubator Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of I-Incubator, has made any attempt in that regard;

         (ii) Finder's Fees. Neither I-Incubator nor its subsidiaries are party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

         (jj) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of I-Incubator and the Acquirer;

         (kk) No Violation or Breach. The execution and performance of this Agreement will not:

         (i) violate the charter documents of I-Incubator or the Acquirer or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which I-Incubator or its subsidiaries are party,

         (ii) give any person any right to terminate or cancel any agreement including, without limitation, the I-Incubator Material Contracts, or any right or rights enjoyed by I-Incubator or its subsidiaries,

         (iii) result in any alteration of I-Incubator' or its subsidiaries' obligations under any agreement to which I-Incubator or its subsidiaries are party including, without limitation, the I-Incubator Material Contracts,

         (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the I-Incubator Assets,

         (v) result in the imposition of any tax liability to I-Incubator or its subsidiaries relating to the I-Incubator Assets, or

         (vi) violate any court order or decree to which either I-Incubator or its subsidiaries are subject;

The I-Incubator Assets - Ownership and Condition

         (ll) Business Assets. The I-Incubator Assets, as set forth on Schedule "D" hereto, comprise all of the property and assets of the I-Incubator Business, and no other person, firm or corporation owns any assets used by I-Incubator or its subsidiaries in operating the I-Incubator Business, whether under a lease, rental agreement or other arrangement;

         (mm) Title. Except for liens held by AJW Partners, LLC, AJW Qualified Partners, LLC and AJW Offshore, Ltd., I-Incubator or its subsidiaries are the legal and beneficial owner of the I-Incubator Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

         (nn) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the I-Incubator Assets;

         (oo)     I-Incubator   Insurance   Policies.    I-Incubator   and   its
                  subsidiaries maintain the public liability insurance and insurance against loss or damage to the I-Incubator Assets and the I-Incubator Business as described in Schedule "I" hereto;

         (pp)     I-Incubator  Material  Contracts.   The  I-Incubator  Material
                  Contracts listed in Schedule "L" constitute all of the material contracts of I-Incubator and its subsidiaries;

         (qq) No Default. Except as set forth on Schedule "AA", there has not been any default in any material obligation of I-Incubator or any other party to be performed under any of the I-Incubator Material Contracts, each of which is in good standing and in full force and effect and unamended (except as disclosed in Schedule "I" hereto), and I-Incubator is not aware of any default in the obligations of any other party to any of the I-Incubator Material Contracts;

         (rr) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of I-Incubator or its subsidiaries. Neither I-Incubator nor its subsidiaries are obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

         (ss) Assets and Liabilities Upon Closing. Immediately after Closing and the sale of Inclusion, Inc. to Martin Nielson, and except for 1) the assets and liabilities of American Automotive, 2) the outstanding convertible debt to AJW Partners, LLC, AJW Offshore, Ltd., and AJW Qualified Partners, LLC, and 3) the outstanding debt to Atlas Equity Group, Inc., I-Incubator shall have no other assets or liabilities.

I-Incubator Assets - I-Incubator Equipment

         (tt) I-Incubator Equipment. The I-Incubator Equipment, as set forth on Schedule "G" hereto, has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

I-Incubator Assets - I-Incubator Goodwill and Other Assets

         (uu) I-Incubator Goodwill. Except as set forth on Schedule "H" hereto, I-Incubator and its subsidiaries do not carry on the I-Incubator Business under any other business or trade names. I-Incubator does not have any knowledge of any infringement by I-Incubator or its subsidiaries of any patent, trademarks, copyright or trade secret;

The I-Incubator Business

         (vv) Maintenance of Business. Since the date of the I-Incubator Financial Statements, I-Incubator and its subsidiaries have not entered into any material agreement or commitment except in the ordinary course and except as disclosed herein;

         (ww) Subsidiaries. Except for the Acquirer, I-Incubator does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm; and

I-Incubator - Acquisition Shares

         (xx) Acquisition Shares. The Acquisition Shares when delivered to the holders of American Automotive Shares pursuant to the Merger shall be validly issued and outstanding as fully paid and non-assessable shares and the Acquisition Shares shall be transferable upon the books of I-Incubator, in all cases subject to the provisions and restrictions of all applicable securities laws.

Non-Merger and Survival

3.2 The representations and warranties of I-Incubator contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by American Automotive or the American Automotive Shareholders, the representations and warranties of I-Incubator shall survive the Closing.

Indemnity

3.3 I-Incubator agrees to indemnify and save harmless American Automotive and the American Automotive Shareholders from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of I-Incubator to defend any such claim), resulting from the breach by it of any representation or warranty made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by I-Incubator to American Automotive or the American Automotive Shareholders hereunder.


                                    ARTICLE 4
                            COVENANTS OF I-INCUBATOR

Covenants

4.1      I-Incubator covenants and agrees with American Automotive that it will:

         (a) Conduct of Business. Until the Closing, conduct its business diligently and in the ordinary course consistent with the manner in which it generally has been operated up to the date of execution of this Agreement;

         (b) Preservation of Business. Until the Closing, use its best efforts to preserve the I-Incubator Business and the
                  I-Incubator Assets and, without limitation, preserve for American Automotive I-Incubator' and its subsidiaries' relationships with any third party having business relations with them;

         (c) Access. Until the Closing, give American Automotive, the American Automotive Shareholders, and their representatives full access to all of the properties, books, contracts, commitments and records of I-Incubator, and furnish to American Automotive, the American Automotive Shareholders and their representatives all such information as they may reasonably request;

         (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the I-Incubator Assets notwithstanding the change in control of American Automotive arising from the Merger; and

Authorization

4.2 I-Incubator hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting I-Incubator and its subsidiaries to release any and all information in their possession respecting I-Incubator and its subsidiaries to American Automotive. I-Incubator shall promptly execute and deliver to American Automotive any and all consents to the release of information and specific authorizations which American Automotive reasonably requires to gain access to any and all such information.

Survival

4.3 The covenants set forth in this Article shall survive the Closing for the benefit of American Automotive and the American Automotive Shareholders.


                                    ARTICLE 5
                        REPRESENTATIONS AND WARRANTIES OF
                               AMERICAN AUTOMOTIVE

Representations and Warranties

5.1 American Automotive represents and warrants in all material respects to I-Incubator, with the intent that it will rely thereon in entering into this Agreement and in approving and completing the transactions contemplated hereby, that:

American Automotive - Corporate Status and Capacity

         (a) Incorporation. American Automotive is a corporation duly incorporated and validly subsisting under the laws of the State of California, and is in good standing with the office of the Secretary of State for the State of California;

         (b) Carrying on Business. American Automotive carries on business primarily in California and does not carry on any material business activity in any other jurisdiction. American Automotive has an office in California and in no other locations. The nature of the American Automotive Business does not require American Automotive to register or otherwise be qualified to carry on business in any other jurisdiction;

         (c) Corporate Capacity. American Automotive has the corporate power, capacity and authority to own American Automotive Assets, to carry on the Business of American Automotive and to enter into and complete this Agreement;

American Automotive - Capitalization

         (d)      Authorized   Capital.   The  authorized  capital  of  American
                  Automotive consists of 100,000,000 shares of common stock, $.001 par value per share;

         (e) Ownership of American Automotive Shares. The issued and outstanding share capital of American Automotive will on Closing consist of 3,000,000 common shares (being the American Automotive Shares), which shares on Closing shall be validly issued and outstanding as fully paid and non-assessable shares. The American Automotive Shareholders will be at
                  Closing the registered and beneficial owner of 3,000,000 American Automotive Shares. The American Automotive Shares owned by the American Automotive Shareholders will on Closing be free and clear of any and all liens, charges, pledges, encumbrances, restrictions on transfer and adverse claims whatsoever;

         (f) No Option. No person, firm or corporation has any agreement, option, warrant, preemptive right or any other right capable of becoming an agreement or option for the acquisition of American Automotive Shares held by the American Automotive Shareholders or for the purchase, subscription or issuance of any of the unissued shares in the capital of American Automotive;

         (g) No Restrictions. There are no restrictions on the transfer, sale or other disposition of American Automotive Shares contained in the charter documents of American Automotive or under any agreement;

American Automotive - Records and Financial Statements

         (h)      Charter   Documents.   The  charter   documents   of  American
                  Automotive have not been altered since its incorporation date, except as filed in the record books of American Automotive;

         (i) Corporate Minute Books. The corporate minute books of American Automotive are complete and each of the minutes contained therein accurately reflect the actions that were taken at a duly called and held meeting or by consent without a meeting. All actions by American Automotive which required director or shareholder approval are reflected on the corporate minute books of American Automotive. American Automotive is not in violation or breach of, or in default with respect to, any term of its Certificates of Incorporation (or other charter documents) or by-laws.

         (j) American Automotive Financial Statements. The American Automotive Financial Statements present fairly, in all material respects, the assets and liabilities (whether accrued, absolute, contingent or otherwise) of American Automotive, on consolidated basis, as of the respective dates thereof, and the sales and earnings of the American Automotive Business during the periods covered thereby, in all material respects, and have been prepared in substantial accordance with generally accepted accounting principles consistently applied;

         (k) American Automotive Accounts Payable and Liabilities. There are no material liabilities, contingent or otherwise, of American Automotive which are not disclosed in Schedule "M" hereto or reflected in the American Automotive Financial
                  Statements except those incurred in the ordinary course of business since the date of the said schedule and the American Automotive Financial Statements, and American Automotive has not guaranteed or agreed to guarantee any debt, liability or other obligation of any person, firm or corporation. Without limiting the generality of the foregoing, all accounts payable and liabilities of American Automotive as of May 31, 2003;

         (l) American Automotive Accounts Receivable. All American Automotive Accounts Receivable, as set forth on Schedule "N" hereto, result from bona fide business transactions and services actually rendered without, to the knowledge and belief of American Automotive, any claim by the obligor for set-off or counterclaim;

         (m)      INTENTIONALLY OMITTED;

         (n) No Debt to Related Parties. Except as disclosed in Schedule "Q" hereto, American Automotive is not, and on Closing will not be, materially indebted to the American Automotive
                  Shareholders nor to any family member thereof, nor to any affiliate, director or officer of American Automotive or the American Automotive Shareholders except accounts payable on account of bona fide business transactions of American Automotive incurred in normal course of American Automotive Business, including employment agreements with the American Automotive Shareholders, none of which are more than 30 days in arrears;

         (o) No Related Party Debt to American Automotive. Neither the American Automotive Shareholders nor any director, officer or affiliate of American Automotive are now indebted to or under any financial obligation to American Automotive on any account whatsoever, except for advances on account of travel and other expenses not exceeding $5,000 in total;

         (p) No Dividends. No dividends or other distributions on any shares in the capital of American Automotive have been made, declared or authorized since the date of the American Automotive Financial Statements;

         (q) No Payments. No payments of any kind have been made or authorized since the date of the American Automotive Financial Statements to or on behalf of the American Automotive
                  Shareholders or to or on behalf of officers, directors, shareholders or employees of American Automotive or under any management agreements with American Automotive, except payments made in the ordinary course of business and at the regular rates of salary or other remuneration payable to them;

         (r) No Pension Plans. There are no pension, profit sharing, group insurance or similar plans or other deferred compensation plans affecting American Automotive;

         (s) No Adverse Events. Since the date of the American Automotive Financial Statements:

         (i) there has not been any material adverse change in the consolidated financial position or condition of American Automotive, its liabilities or the American Automotive Assets or any damage, loss or other change in circumstances materially affecting American Automotive, the American Automotive Business or the American Automotive Assets or American Automotive's right to carry on the American Automotive Business, other than changes in the ordinary course of business,

         (ii)     there  has not been  any  damage,  destruction,  loss or other event (whether or not covered by insurance) materially and adversely affecting American Automotive, the American Automotive Business or the American Automotive Assets,

         (iii) there has not been any material increase in the compensation payable or to become payable by American Automotive to the American Automotive Shareholders or to any of American Automotive's officers, employees or agents or any bonus, payment or arrangement made to or with any of them,

         (iv) the American Automotive Business has been and continues to be carried on in the ordinary course,

         (v) American Automotive has not waived or surrendered any right of material value,

         (vi) American Automotive has not discharged or satisfied or paid any lien or encumbrance or obligation or liability other than current liabilities in the ordinary course of business, and

         (vii) no capital expenditures in excess of $10,000 individually or $30,000 in total have been authorized or made;

American Automotive - Income Tax Matters

         (t) Tax Returns. All tax returns and reports of American Automotive required by law to be filed have been filed and are true, complete and correct, and any taxes payable in accordance with any return filed by American Automotive or in accordance with any notice of assessment or reassessment issued by any taxing authority have been so paid;

         (u) Current Taxes. Adequate provisions have been made for taxes payable for the current period for which tax returns are not yet required to be filed and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return by, or payment of, any tax, governmental charge or deficiency by American Automotive. American Automotive is not aware of any contingent tax liabilities or any grounds which would prompt a reassessment including aggressive treatment of income and expenses in filing earlier tax returns;

American Automotive - Applicable Laws and Legal Matters

         (v) Licenses. American Automotive holds all licenses and permits as may be requisite for carrying on the American Automotive Business in the manner in which it has heretofore been carried on, which licenses and permits have been maintained and continue to be in good standing except where the failure to obtain or maintain such licenses or permits would not have a material adverse effect on the American Automotive Business;

         (w) Applicable Laws. American Automotive has not been charged with or received notice of breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees to which it is subject or which applies to it the violation of which would have a material adverse effect on the American Automotive Business, and, to American Automotive's knowledge, American Automotive is not in breach of any laws, ordinances, statutes, regulations, by-laws, orders or decrees the contravention of which would result in a material adverse impact on the American Automotive Business;

         (x) Pending or Threatened Litigation. There is no material litigation or administrative or governmental proceeding pending or threatened against or relating to American Automotive, the American Automotive Business, or any of the American Automotive Assets, nor does American Automotive have any knowledge of any deliberate act or omission of American Automotive that would form any material basis for any such action or proceeding;

         (y) No Bankruptcy. American Automotive has not made any voluntary assignment or proposal under applicable laws relating to insolvency and bankruptcy and no bankruptcy petition has been filed or presented against American Automotive and no order has been made or a resolution passed for the winding-up, dissolution or liquidation of American Automotive;

         (z) Labor Matters. American Automotive is not a party to any collective agreement relating to the American Automotive Business with any labor union or other association of employees and no part of the American Automotive Business has been certified as a unit appropriate for collective bargaining or, to the knowledge of American Automotive, has made any attempt in that regard and American Automotive has no reason to believe that any current employees will leave American Automotive's employ as a result of this Merger.

         (aa)     Finder's  Fees.  Except for an  agreement  with  Ocean  Avenue
                  Advisors, LLC, American Automotive is not a party to any agreement which provides for the payment of finder's fees, brokerage fees, commissions or other fees or amounts which are or may become payable to any third party in connection with the execution and delivery of this Agreement and the transactions contemplated herein;

Execution and Performance of Agreement

         (bb) Authorization and Enforceability. The execution and delivery of this Agreement, and the completion of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of American Automotive;

         (cc) No Violation or Breach. The execution and performance of this Agreement will not

         (i) violate the charter documents of American Automotive or result in any breach of, or default under, any loan agreement, mortgage, deed of trust, or any other agreement to which American Automotive is a party,

         (ii) give any person any right to terminate or cancel any agreement including, without limitation, American Automotive Material Contracts, or any right or rights enjoyed by American Automotive,

         (iii) result in any alteration of American Automotive's obligations under any agreement to which American Automotive is a party including, without limitation, the American Automotive Material Contracts,

         (iv) result in the creation or imposition of any lien, encumbrance or restriction of any nature whatsoever in favor of a third party upon or against the American Automotive Assets,

         (v) result in the imposition of any tax liability to American Automotive relating to American Automotive Assets or the American Automotive Shares, or

         (vi) violate any court order or decree to which either American Automotive is subject;

American Automotive Assets - Ownership and Condition

         (dd) Business Assets. The American Automotive Assets, as set forth on Schedule "O" hereto, comprise all of the property and assets of the American Automotive Business, and neither the American Automotive Shareholders nor any other person, firm or corporation owns any assets used by American Automotive in operating the American Automotive Business;

         (ee)     Title.  American  Automotive is the legal and beneficial owner of the American Automotive Assets, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever;

         (ff) No Option. No person, firm or corporation has any agreement or option or a right capable of becoming an agreement for the purchase of any of the American Automotive Assets;

         (gg) American Automotive Insurance Policies. As set forth on Schedule "T" hereto, American Automotive maintains the public liability insurance and insurance against loss or damage to the American Automotive Assets and the American Automotive Business;

         (hh)     INTENTIONALLY OMITTED;

         (ii) No Default. There has not been any default in any material obligation of American Automotive or any other party to be performed under any of American Automotive Material Contracts, each of which is in good standing and in full force and effect and unamended, and American Automotive is not aware of any default in the obligations of any other party to any of the American Automotive Material Contracts;

         (jj) No Compensation on Termination. There are no agreements, commitments or understandings relating to severance pay or separation allowances on termination of employment of any employee of American Automotive. American Automotive is not obliged to pay benefits or share profits with any employee after termination of employment except as required by law;

American Automotive Assets - American Automotive Equipment

         (kk) American Automotive Equipment. The American Automotive Equipment, as set forth on Schedule "R" hereto, has been maintained in a manner consistent with that of a reasonably prudent owner and such equipment is in good working condition;

American Automotive Assets - American Automotive Goodwill and Other Assets

         (ll) American Automotive Goodwill. Except as disclosed on Schedule "S" hereot, American Automotive carries on the American Automotive Business only under the name "American Automotive Group" and variations thereof and under no other business or trade names. American Automotive does not have any knowledge of any infringement by American Automotive of any patent, trademark, copyright or trade secret;

The Business of American Automotive

         (mm) Maintenance of Business. Since the date of the American Automotive Financial Statements, the American Automotive Business has been carried on in the ordinary course and American Automotive has not entered into any material agreement or commitment except in the ordinary course; and

         (nn) Subsidiaries. American Automotive does not own any subsidiaries and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm and American Automotive does not own any subsidiary and does not otherwise own, directly or indirectly, any shares or interest in any other corporation, partnership, joint venture or firm.

Non-Merger and Survival

5.2 The representations and warranties of American Automotive contained herein will be true at and as of Closing in all material respects as though such representations and warranties were made as of such time. Notwithstanding the completion of the transactions contemplated hereby, the waiver of any condition contained herein (unless such waiver expressly releases a party from any such representation or warranty) or any investigation made by I-Incubator, the representations and warranties of American Automotive and the American Automotive Shareholders shall survive the Closing.

Indemnity

5.3 American Automotive agrees to indemnify and save harmless I-Incubator from and against any and all claims, demands, actions, suits, proceedings, assessments, judgments, damages, costs, losses and expenses, including any payment made in good faith in settlement of any claim (subject to the right of American Automotive and the American Automotive Shareholders to defend any such claim), resulting from the breach by any of them of any representation or warranty of such party made under this Agreement or from any misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by American Automotive or the American Automotive Shareholders to I-Incubator hereunder.


                                    ARTICLE 6
                        COVENANTS OF AMERICAN AUTOMOTIVE

Covenants

6.1      American Automotive covenants and agrees with I-Incubator that it will:

         (a) Conduct of Business. Until the Closing, conduct the American Automotive Business diligently and in the ordinary course consistent with the manner in which the American Automotive Business generally has been operated up to the date of execution of this Agreement;

         (b) Preservation of Business. Until the Closing, use their best efforts to preserve the American Automotive Business and the American Automotive Assets and, without limitation, preserve for I-Incubator American Automotive's relationships with their suppliers, customers and others having business relations with them;

         (c) Access. Until the Closing, give I-Incubator and its representatives full access to all of the properties, books, contracts, commitments and records of American Automotive relating to American Automotive, the American Automotive Business and the American Automotive Assets, and furnish to I-Incubator and its representatives all such information as they may reasonably request;

         (d) Procure Consents. Until the Closing, take all reasonable steps required to obtain, prior to Closing, any and all third party consents required to permit the Merger and to preserve and maintain the American Automotive Assets, including the American Automotive Material Contracts, notwithstanding the change in control of American Automotive arising from the Merger;

         (e) Reporting and Internal Controls. From and after the Effective Time, the American Automotive Shareholders shall forthwith take all required actions to implement internal controls on the business of the Surviving Company to ensure that the Surviving Company and I-Incubator comply with Section 13(b)(2) of the Securities and Exchange Act of 1934;

Authorization

6.2 American Automotive hereby agrees to authorize and direct any and all federal, state, municipal, foreign and international governments and regulatory authorities having jurisdiction respecting American Automotive to release any and all information in their possession respecting American Automotive to I-Incubator. American Automotive shall promptly execute and deliver to I-Incubator any and all consents to the release of information and specific authorizations which I-Incubator reasonably require to gain access to any and all such information.

Survival

6.3 The covenants set forth in this Article shall survive the Closing for the benefit of I-Incubator.


                                    ARTICLE 7
                              CONDITIONS PRECEDENT

Conditions Precedent in Favor of I-Incubator

7.1 I-Incubator's obligations to carry out the transactions contemplated hereby are subject to the fulfillment of each of the following conditions precedent on or before the Closing:

         (a) all documents or copies of documents required to be executed and delivered to I-Incubator hereunder will have been so executed and delivered;

         (b) all of the terms, covenants and conditions of this Agreement to be complied with are performed by American Automotive or the American Automotive Shareholders at or prior to the Closing will have been complied with or performed;

         (c) I-Incubator shall have completed its review and inspection of the books and records of American Automotive and shall be satisfied with same in all material respects;

         (d) title to the American Automotive Shares held by the American Automotive Shareholders and to the American Automotive Assets will be free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances or other claims whatsoever, save and except as disclosed herein;

         (e) the Certificate of Merger shall be executed by American Automotive in form acceptable for filing with the Delaware Secretary of State;

         (f)      subject to Article 8 hereof, there will not have occurred

         (i) any material adverse change in the financial position or condition of American Automotive, its liabilities or the American Automotive Assets or any damage, loss or other change in circumstances materially and adversely affecting the American Automotive Business or the American Automotive Assets or American Automotive's right to carry on the American Automotive Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

         (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to American Automotive or the American Automotive Business (whether or not covered by insurance) materially and adversely affecting American Automotive, the American Automotive Business or the American Automotive Assets; and

         (g) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any; an

Waiver by I-Incubator

7.2 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of I-Incubator and any such condition may be waived in whole or in part by I-Incubator at or prior to Closing by delivering to American Automotive a written waiver to that effect signed by I-Incubator. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing, I-Incubator shall be released from all obligations under this Agreement.

Conditions Precedent in Favor of American Automotive and the American Automotive Shareholders

7.3 The obligation of American Automotive and the American Automotive Shareholders to carry out the transactions contemplated hereby is subject to the fulfillment of each of the following conditions precedent on or before the
Closing:

         (a) all documents or copies of documents required to be executed and delivered to American Automotive hereunder will have been so executed and delivered;

         (b) all of the terms, covenants and conditions of this Agreement to be complied with or performed by I-Incubator at or prior to the Closing will have been complied with or performed;

         (c) American Automotive shall have completed its review and inspection of the books and records of I-Incubator and its subsidiaries and shall be satisfied with same in all material respects;

         (d) I-Incubator will have delivered the Acquisition Shares to be issued pursuant to the terms of the Merger to American Automotive at the Closing and the Acquisition Shares will be registered on the books of I-Incubator in the name of the holder of American Automotive Shares at the Effective Time;

         (e)      title to the Acquisition  Shares will be free and clear of all
                  mortgages,   liens,  charges,   pledges,  security  interests,
                  encumbrances or other claims whatsoever;

         (f) the Certificate of Merger shall be executed by the Acquirer in form acceptable for filing with the Delaware Secretary of State;

         (g)      subject to Article 8 hereof, there will not have occurred

                  (i) except as set forth on Schedule "X" hereto, any material adverse change in the financial position or condition of I-Incubator, its subsidiaries, their liabilities or the I-Incubator Assets or any damage, loss or other change in circumstances materially and adversely affecting I-Incubator, the I-Incubator Business or the I-Incubator Assets or I-Incubator' right to carry on the I-Incubator Business, other than changes in the ordinary course of business, none of which has been materially adverse, or

                  (ii) any damage, destruction, loss or other event, including changes to any laws or statutes applicable to I-Incubator or the I-Incubator Business (whether or not covered by insurance) materially and adversely affecting I-Incubator, its subsidiaries, the I-Incubator Business or the I-Incubator Assets;

         (h) the transactions contemplated hereby shall have been approved by all other regulatory authorities having jurisdiction over the subject matter hereof, if any;

         (i) the satisfaction of all liabilities of I-Incubator on or prior to the Closing Date.

         (j) The execution of a six month employment agreement with Martie Nielson in order to file and execute all outstanding 1934 Act reports and certifications with the Securities and Exchange Commission.




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

Waiver by American Automotive and the American Automotive Shareholders

7.4 The conditions precedent set out in the preceding section are inserted for the exclusive benefit of American Automotive and the American Automotive
Shareholders and any such condition may be waived in whole or in part by American Automotive or the American Automotive Shareholders at or prior to the Closing by delivering to I-Incubator a written waiver to that effect signed by American Automotive and the American Automotive Shareholders. In the event that the conditions precedent set out in the preceding section are not satisfied on or before the Closing American Automotive and the American Automotive Shareholders shall be released from all obligations under this Agreement.

Nature of Conditions Precedent

7.5 The conditions precedent set forth in this Article are conditions of completion of the transactions contemplated by this Agreement and are not conditions precedent to the existence of a binding agreement. Each party acknowledges receipt of the sum of $1.00 and other good and valuable consideration as separate and distinct consideration for agreeing to the conditions of precedent in favor of the other party or parties set forth in this Article.

Termination

7.6 Notwithstanding any provision herein to the contrary, if the Closing does not occur on or before July 31, 2003, this Agreement will be at an end and will have no further force or effect, unless otherwise agreed upon by the parties in writing.

Confidentiality

7.7 Notwithstanding any provision herein to the contrary, the parties hereto agree that the existence and terms of this Agreement are confidential and that if this Agreement is terminated pursuant to the preceding section the parties agree to return to one another any and all financial, technical and business documents delivered to the other party or parties in connection with the negotiation and execution of this Agreement and shall keep the terms of this Agreement and all information and documents received from American Automotive and I-Incubator and the contents thereof confidential and not utilize nor reveal or release same, provided, however, that I-Incubator will be required to issue news releases regarding the execution and consummation of this Agreement and file a Current Report on Form 8-K with the Securities and Exchange Commission respecting the proposed Merger contemplated hereby together with such other documents as are required to maintain the currency of I-Incubator' filings with the Securities and Exchange Commission.

                                    ARTICLE 8
                                      RISK

Material Change in the Business of American Automotive

8.1 If any material loss or damage to the American Automotive Business occurs prior to Closing and such loss or damage, in I-Incubator' reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, I-Incubator shall, within two (2) days following any such loss or damage, by notice in writing to American Automotive, at its option, either:

         (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

         (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to I-Incubator' obligations to carry out the transactions contemplated hereby, be vested in American Automotive or otherwise adequately secured to the satisfaction of I-Incubator on or before the Closing Date.

Material Change in the I-Incubator Business

8.2 If any material loss or damage to the I-Incubator Business occurs prior to Closing and such loss or damage, in American Automotive's reasonable opinion, cannot be substantially repaired or replaced within sixty (60) days, American Automotive shall, within two (2) days following any such loss or damage, by notice in writing to I-Incubator, at its option, either:

         (a) terminate this Agreement, in which case no party will be under any further obligation to any other party; or

         (b) elect to complete the Merger and the other transactions contemplated hereby, in which case the proceeds and the rights to receive the proceeds of all insurance covering such loss or damage will, as a condition precedent to American Automotive's obligations to carry out the transactions contemplated hereby, be vested in I-Incubator or otherwise adequately secured to the satisfaction of American Automotive on or before the Closing Date.

                                    ARTICLE 9
                                     CLOSING

Closing

9.1 The Merger and the other transactions contemplated by this Agreement will be closed at the Place of Closing in accordance with the closing procedure set out in this Article.

Documents to be Delivered by American Automotive

9.2 On or before the Closing, American Automotive and the American Automotive Shareholders will deliver or cause to be delivered to I-Incubator:

         (a) the original or certified copies of the charter documents of American Automotive and all corporate records documents and instruments of American Automotive, the corporate seal of American Automotive and all books and accounts of American Automotive;

         (b) all reasonable consents or approvals required to be obtained by American Automotive for the purposes of completing the
                  Merger and preserving and maintaining the interests of American Automotive under any and all American Automotive
                  Material Contracts and in relation to American Automotive Assets;

         (c) resolutions of the shareholder and director of American Automotive as are required to be passed to authorize the execution, delivery and implementation of this Agreement;

         (d) an acknowledgement from American Automotive and the American Automotive Shareholders of the satisfaction of the conditions precedent set forth in section 7.3 hereof;

         (e)      the   Certificate   of  Merger,   duly  executed  by  American
                  Automotive; and

         (f) such other documents as I-Incubator may reasonably require to give effect to the terms and intention of this Agreement.

Documents to be Delivered by I-Incubator

9.3 On or before the Closing, I-Incubator shall deliver or cause to be delivered to American Automotive and the American Automotive Shareholders:

         (a) share certificates representing the Acquisition Shares duly registered in the names of the holders of shares of American Automotive Common Stock;

         (b)      resolutions of the directors of I-Incubator as are required to
                  be  passed  to   authorize   the   execution,   delivery   and
                  implementation of this Agreement;

         (c) resolution of the directors of I-Incubator dated as of the Closing Date appointing the nominees of American Automotive as officers of American Automotive;

         (d) an acknowledgement from I-Incubator of the satisfaction of the conditions precedent set forth in section 7.1 hereof;

         (e)      the Certificate of Merger, duly executed by the Acquirer;

         (f) such other documents as American Automotive may reasonably require to give effect to the terms and intention of this Agreement.

         (g) a six month employment agreement with Martie Nielson in order to file and execute all outstanding 1934 Act reports and certifications with the Securities and Exchange Commission.


                                   ARTICLE 10
                              POST-CLOSING MATTERS

            Forthwith after the Closing, I-Incubator, American Automotive and the American Automotive Shareholders agree to use all their best efforts to:

         (a) file the Certificate of Merger with Secretary of State of the State of Delaware;

         (b)      issue a news release reporting the Closing;

         (c) file with the Securities and Exchange Commission a report on Form 14f disclosing the change in control of I-Incubator and, 10 days after such filing, to cause the directors of I-Incubator to resign and the appointment of the directors chosen by American Automotive;

         (d) file a Form 8-K with the Securities and Exchange Commission disclosing the terms of this Agreement and, not more than 60 days following the filing of such Form 8-K, to file and amended Form 8-K which includes audited financial statements of American Automotive as well as pro forma financial information of American Automotive and I-Incubator as required by Regulation SB as promulgated by the Securities and Exchange Commission;

         (e) take such steps that are required to (i) file a Form 8K regarding a change in accountants; (ii) prepare and file a Form 10KSB for the fiscal year ending December 31, 2002 containing the certifications required under the Sarbanes-Oxley Act of 2002 executed by the I-Incubator Shareholders; and (iii) prepare and file a Form 10QSB for the period ending March 31, 2003 containing the certifications required under the Sarbanes-Oxley Act of 2002 executed by the I-Incubator Shareholders.

         (e)      file  reports  on  Forms  13D and 3 with  the  Securities  and
                  Exchange   Commission   disclosing  the   acquisition  of  the
                  Acquisition Shares by the American Automotive Shareholders.

                                   ARTICLE 11
                               GENERAL PROVISIONS

Arbitration

11.1 The parties hereto shall attempt to resolve any dispute, controversy, difference or claim arising out of or relating to this Agreement by negotiation in good faith. If such good negotiation fails to resolve such dispute, controversy, difference or claim within fifteen (15) days after any party delivers to any other party a notice of its intent to submit such matter to arbitration, then any party to such dispute, controversy, difference or claim may submit such matter to arbitration in the City of New York, New York.

Notice

11.2 Any notice required or permitted to be given by any party will be deemed to be given when in writing and delivered to the address for notice of the intended recipient by personal delivery, prepaid single certified or registered mail, or telecopier. Any notice delivered by mail shall be deemed to have been received on the fourth business day after and excluding the date of mailing, except in the event of a disruption in regular postal service in which event such notice shall be deemed to be delivered on the actual date of receipt. Any notice delivered personally or by telecopier shall be deemed to have been received on the actual date of delivery.

Addresses for Service

11.3 The address for service of notice of each of the parties hereto is as follows:

         (a)      I-Incubator or the Acquirer:

                  I-Incubator.com,Inc. 101 First Street, Suite 493 Los Altos, CA 94022 Attn: Martie Nielson Phone: 650-941-0159

         (b)      American Automotive or the American Automotive Shareholders

                  American Automotive Group, Inc.
                  7700 Irvine Center Drive, Suite 800
                  Irvine, CA 92618
                  Attn: Charles M. Davis
                  Phone: 949-753-2828

Change of Address

11.4 Any party may, by notice to the other parties change its address for notice to some other address in North America and will so change its address for notice whenever the existing address or notice ceases to be adequate for delivery by hand. A post office box may not be used as an address for service.



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

Further Assurances

11.5 Each of the parties will execute and deliver such further and other documents and do and perform such further and other acts as any other party may reasonably require to carry out and give effect to the terms and intention of this Agreement.

Time of the Essence

11.6     Time is expressly declared to be the essence of this Agreement.

Entire Agreement

11.7 The provisions contained herein constitute the entire agreement among American Automotive, the American Automotive Shareholders, the Acquirer and I-Incubator respecting the subject matter hereof and supersede all previous communications, representations and agreements, whether verbal or written, among American Automotive, the American Automotive Shareholders, the Acquirer and I-Incubator with respect to the subject matter hereof.

Enurement

11.8 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

Assignment

11.9 This Agreement is not assignable without the prior written consent of the parties hereto.

Counterparts

11.10 This Agreement may be executed in counterparts, each of which when executed by any party will be deemed to be an original and all of which counterparts will together constitute one and the same Agreement.
         Delivery of executed copies of this Agreement by telecopier will constitute proper delivery, provided that originally executed counterparts are delivered to the parties within a reasonable time thereafter.

Applicable Law

11.11    This Agreement is subject to the laws of the State of New York.



                  [Remainder of page intentionally left blank.]




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




IN WITNESS WHEREOF the parties have executed this Agreement effective as of the day and year first above written.

                                   I-INCUBATOR.COM, INC.


                                   /s/ Martin Nielson
                                   -------------------------------------------
                                   Martin Nielson, President

                                   AMERICAN AUTOMOTIVE GROUP ACQUISITION CORP.

                                   /s/ Martin Nielson
                                   -------------------------------------------
                                   Martin Nielson, President

                                   AMERICAN AUTOMOTIVE GROUP, INC.

                                   /s/ Charles M. Davis
                                   -------------------------------------------
                                   Charles M. Davis, President

                                   AMERICAN AUTOMOTIVE GROUP SHAREHOLDERS:

                                   /s/ Charles W. Bennington
                                   -------------------------------------------
                                   Charles W. Bennington

                                   /s/ Charles M. Davis
                                   -------------------------------------------
                                   Charles M. Davis

                                   /s/ Steve L. Sanders
                                   -------------------------------------------
                                   Steve L. Sanders

                                   Forward Area, Inc.

                                   /s/ Charles M. Davis
                                   -------------------------------------------
                                   Charles M. Davis, President


                                       46